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                                   OFFER BY

                 DELAWARE GROUP DIVIDEND AND INCOME FUND, INC.

                             TO PURCHASE FOR CASH
                          UP TO 10% OF ITS SHARES OF
                                 COMMON STOCK

             THE OFFER PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT
            5:00 P.M., NEW YORK CITY TIME, ON JUNE 29, 2000 OR SUCH
         LATER DATE TO WHICH THE OFFER IS EXTENDED ("EXPIRATION DATE")

      THIS OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED, BUT IS SUBJECT TO OTHER CONDITIONS AS OUTLINED IN THE OFFER TO
                   PURCHASE AND IN THE LETTER OF TRANSMITTAL


                                                                   June 1, 2000


To Our Clients:

     Enclosed for your consideration is the Offer to Purchase, dated June 1, 2000, of Delaware Group Dividend and Income Fund, Inc. (the "Fund"), and a related Letter of Transmittal. Together these documents constitute the "Offer." The Fund is offering to purchase up to 10% of its outstanding shares of Common Stock, par value $0.01 (the "Shares"), upon the terms and subject to the conditions set forth in the Offer.

     A tender of your Shares can be made only by us as the registered holder and only pursuant to your instructions. The Offer to Purchase and the Letter of Transmittal are being sent to you for your information only. They cannot be used by you to tender Shares held by us for your account. We are the registered holder of Shares held for your account.

     Your attention is called to the following:

(1) The purchase price to be paid for the Shares is an amount per Share, net to the seller in cash, equal to the net asset value in U.S. dollars per Share as determined by the Fund as of 4:00 p.m., New York City time, on June 30, 2000, unless the Offer period is extended. A service fee in an amount equal to $25.00 per client account is payable upon the tender of Shares.
    We will pay the service fee for each account and your account(s) will be billed separately for this charge. With respect to a particular client account, if none of the Shares tendered are accepted, an amount equal to $25.00 per such account will be returned. The current net asset value of the Fund will be calculated daily and may be obtained by calling ChaseMellon Shareholder Services, L.L.C., the Depositary, toll free at
    (888) 235-9839 between the hours of 9:00 a.m. and 5:00 p.m. New York City time, Monday through Friday, except holidays.

(2) The Offer is not conditioned upon any minimum number of Shares being tendered.

(3) Upon the terms and subject to the conditions of the Offer, the Fund will purchase all Shares validly tendered (and not withdrawn) on or prior to the Expiration Date, provided that the total number of Shares tendered does not exceed 10% of the Fund's outstanding Shares. In the event that more than 10% of the Fund's outstanding Shares are tendered and not withdrawn, any purchases will be made on a pro rata basis.

(4) Tendering shareholders will not be obligated to pay brokerage commissions or, except in the instances described in Instruction 6, "Stock Transfer Taxes," of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Fund pursuant to the Offer.

(5) Your instructions to us should be forwarded in ample time before the Expiration Date to permit us to submit a tender on your behalf.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you

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authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. Your instructions to us should be forwarded as promptly as possible in order to permit us to submit a tender on your behalf in accordance with the terms and conditions of the Offer.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with applicable law.

     Neither the Fund nor its Board of Directors is making any recommendation to any shareholder whether to tender or refrain from tendering Shares in the Offer. Each shareholder is urged to read and evaluate the Offer and accompanying materials carefully.

INSTRUCTIONS

     The undersigned acknowledge(s) receipt of our letter, and the enclosed Offer to Purchase, dated June 1, 2000, and Letter of Transmittal, relating to the Fund to purchase up to 10% of its outstanding Shares.

     The undersigned instructs us to tender to the Fund the number of Shares indicated below (which are held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Offer and in the related Letter of Transmittal that we have furnished to the undersigned.


____________________________________________________________________
                  AGGREGATE NUMBER OF SHARES TO BE TENDERED:

 / /  All Shares held for the undersigned;

      or

 / / __________ Shares (Enter number of Shares to be tendered).
____________________________________________________________________


PLEASE SIGN HERE

__________________________________________

__________________________________________

Dated: ___________, 2000


Name(s):________________________________________________________________________
         (please print)

Address:________________________________________________________________________

        ________________________________________________________________________
        City                            State                     Zip Code


Area Code and Telephone Number:_________________________________________________

Employer Identification or Social Security Number:______________________________

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